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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



             Date of earliest event reported: September 25, 2003



                            PRESIDENT CASINOS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              Delaware            0-20840           51-0341200
          ---------------    ----------------    ----------------
          (State or other    (Commission File    (I.R.S. Employer
          jurisdiction of         Number)         Identification
           organization)                              Number)


           802 North First Street, St. Louis, Missouri    63102
         ---------------------------------------------------------
            (Address of principal executive offices)    (Zip code)

                              (314) 622-3000
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             (Registrant's telephone number, including area code)


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Item 5.  Other Items.

  On September 25, 2003, the Company announced it entered into a definitive agreement to sell the assets of its St. Louis operations to Isle of Capri Casinos, Inc. for aggregate consideration of approximately $50.0 million in cash. President Riverboat Casino-Missouri, Inc., a wholly-owned subsidiary of the Company, operates the casino operations on the "Admiral" in downtown St. Louis.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.  Not applicable.

(b)  Pro forma financial information.  Not applicable.

(c)  Exhibits.  See Exhibit Index.


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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 26, 2003

                                 PRESIDENT CASINOS, INC.

                                 By: /s/ Ralph J. Vaclavik
                                 -------------------------------------------
                                 Ralph J. Vaclavik, Senior Vice President
                                 and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit
Number     Description

  10.1 Riverboat Casino Sale and Purchase Agreement entered into as of 25th day of September, 2003, by and between President Riverboat Casino-Missouri, Inc., a Missouri corporation and debtor-in-possession (the "Seller") in Case No. 02-53404-SEG pending in the United States Bankruptcy Court for the Eastern District of Missouri, and STLP, L.L.C., a limited liability company, organized under the laws of the State of Missouri ("Buyer").

  99.1     Press Release dated September 25, 2003.